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                                                                   Exhibit 10.57


                                 INDEMNITY AGREEMENT


     THIS INDEMNITY AGREEMENT (the "Agreement") is made and entered into as of this 1st day of July 1998, by and between Aurora Foods Inc., a Delaware corporation (the "Company"), and Tyler T. Zachem, a director of the Company (the "Director").


                                 W I T N E S S E T H:

     WHEREAS, the Company and the Director recognize that the legal risks and potential liabilities associated with lawsuits filed against the directors of the Company pose a significant deterrent to experienced and capable individuals serving as directors of the Company;

     WHEREAS, the Company recognizes that the result of the foregoing may be to encourage those directors who nonetheless determine to serve the Company in such capacity to act with undue conservatism in the performance of their duties to the Company and, thus, may result in less effective direction, supervision and management of the Company's business and operations;

     WHEREAS, Section 145 of the Delaware General Corporation Law is not exclusive of other rights to which those indemnified thereunder may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise and, thus, does not by itself limit the extent to which the Company may indemnify (and advance expenses to) persons serving as its directors;

     WHEREAS, the Company desires to have the Director begin or continue to serve as a director of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of performing his duty to the Company or his status as a director, and the Director desires to begin or continue to serve as a director of the Company.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this Agreement, the parties hereto covenant and agree as follows:

     1. Agreement to Serve. The Director agrees to begin or to continue to serve the Company as a director, provided, however, that nothing contained in this Agreement shall create or supersede or amend any existing contract of employment between the Company and the Director, or the Securityholders Agreement dated as of April 8, 1998 and the termination of the Director's relationship with the Company by either party hereto shall not be restricted by this Agreement. Should the Director and the Company agree and


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subject to any written employment agreement between the Director and the
Company, the Director may also serve another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust including, without limitation, any subsidiary or other enterprise affiliated with the Company (any and all of which are collectively referred to herein as an "Affiliate"), in which event the terms and provisions of this Agreement shall automatically apply to any such other service to the full extent permitted by applicable law without the need for any additional action on the part of the Director or the Company.

     2.   Indemnity.

          (A) Subject to the conditions and limitations of this Paragraph 2 (including without limitation Paragraph 2(B) below), the Company shall, to the fullest extent permitted by the Delaware General Corporation Law as it may then be in effect, indemnify and hold the Director and his estate, heirs and legal representatives (each an "Indemnified Party") harmless if any of them is, becomes or was a party to or witness or other participant in, or is or was threatened to be made a party to or witness or other participant in, any Claim (as defined below) by reason of (or arising in part out of) an Indemnifiable Event (as defined below) against any and all expenses (including attorneys', accountants' and other experts' fees, disbursements and expenses), judgments, fines, penalties, excise taxes and amounts paid or to be paid in settlement incurred by the Indemnified Party in connection with preparation for or in defense of such Claim (collectively, "Indemnified Amounts"). "Claim" means any threatened, pending or completed action, cause of action, suit or proceeding, whether civil, criminal, administrative or investigative or other, including, without limitation, an action by or in the right of any corporation (including without limitation, the Company) of any type or kind, domestic or foreign, or any limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal, state or local law and whether formal or informal. "Indemnifiable Event" means any event or occurrence related to the fact that the Director is or was or has agreed to become a director or other representative of the Company, or is or was serving or has agreed to serve in any capacity, at the request of the Company, in any other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Director in any such capacity.

          (B) Any indemnification under paragraph (A) of this Paragraph 2 shall be made by the Company only as authorized in the specific case upon a determination that the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no




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     reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification shall be made in respect of any Claim as to which the Director shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnity for such Indemnified Amounts which the Court of Chancery of the State of Delaware or such other court shall deem proper. Such determination (each, a "Board Action") shall be made (1) by the Board of Directors by a majority vote of the directors who are not a party to such Claim with respect to an Indemnifiable Event, even if less than a quorum, or (2) by a committee of such directors appointed by a majority vote of such directors, even if less than a quorum, or (3) by the Board of Directors acting upon an opinion in writing of independent legal counsel, if there are no such directors or if a majority of such directors so direct.

          (C) Notwithstanding anything in the Company's Certificate of Incorporation, By-Laws, or this Agreement to the contrary, if so requested by an Indemnified Party the Company shall advance (an "Expense Advance") (within 30 days of such request) any and all Indemnified Amounts relating to a Claim to such Indemnified Party, upon the receipt of a written undertaking by or on behalf of such Indemnified Party to repay such Expense Advance if a judgment or other final adjudication adverse to such Indemnified Party (as to which all rights or appeal therefrom have been exhausted or lapsed) establishes that such Indemnified Party, with respect to such Claim, is not eligible for indemnification.

          (D) The indemnification and advancement of expenses provided by, or granted pursuant to, this Paragraph 2 shall not be deemed exclusive of any other rights to which an Indemnified Party seeking indemnification or advancement of expenses may be entitled under any by-law, other agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action of the Director in his official capacity and as to action in another capacity while holding such office.

          (E) For the purposes of this Paragraph 2, references to "the Company" shall include, in addition to the resulting corporation or limited liability company, any constituent corporation or limited liability company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that


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     the Director if he is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee, agent, trustee, fiduciary or other representative of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Paragraph 2 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

          (F) Any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of an Indemnified Party or the obligations of the Company arising hereunder except to the extent required by law. All rights and obligations of the Company and the Director and the other Indemnified Parties under this Agreement shall continue in full force and effect despite the subsequent amendment or modification of the Company's Certificate of Incorporation or Bylaws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of the Board of Directors or the stockholders of the Company, or any other corporate action which in any way seeks to diminish any of the rights of the Director and the other Indemnified Parties or the obligations of the Company under this Agreement. If this Paragraph 2 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Indemnified Party as to Indemnified Amounts with respect to any Claim, no matter by whom brought, and advance expenses (including attorneys', accountants' and other experts' fees, disbursements and expenses), in each such Claim to the full extent permitted by any applicable portion of this Paragraph 2 that shall not have been invalidated and to the full extent permitted by applicable law.

          (G) Anything herein to the contrary notwithstanding, the settlement of any Claim that is entered into without the prior written consent of the Company shall be covered by the terms hereof as determined by the Company in its sole discretion pursuant to Paragraph 2B.

          (H) Notwithstanding any other provision of this Agreement, to the extent that the Indemnified Party has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, the Indemnified Party shall be indemnified against any and all Indemnified Amounts paid or to be paid in


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     settlement of such Claim.  In connection with any determination by Board
     Action or by a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnified Party is not so entitled.

     3. Payment of Indemnity. Indemnified Amounts and Expense Advances, if any, provided to any Indemnified Party by the Company under this Agreement upon the final disposition or conclusion of a Claim unless otherwise ordered by the court before which such Claim was brought, shall be paid by the Company (net of all amounts, if any, previously advanced to the Indemnified Party or Parties pursuant to Paragraph 2C) to the Indemnified Party (or to such other person as the Indemnified Party may designate in writing to the Company) within 30 days after the receipt of the Indemnified Party's written request therefor, which request shall include a reasonably comprehensive accounting of amounts for which indemnification is being sought and shall refer to one or more of the provision(s) of this Agreement pursuant to which such claim is being made. All expenses associated with the indemnification process set forth in this Agreement or enforcements of rights hereunder shall be paid by the Company.

     4. Termination of an Action is Nonconclusive. The termination of any Action, no matter by whom brought, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Director has not met the applicable standard(s) of conduct set forth in Paragraph 2 of this Agreement.

     5.   Partial Indemnification; Interest.

          (A) If it is determined by the court before which a Claim is brought or a court having competent jurisdiction that the Indemnified Party is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters involved in such Claim, no matter by whom brought, the court shall authorize the reasonable proration of the Indemnified Amounts with respect to which indemnification is sought by the Indemnified Party, among such claims, issues or matters as the court shall deem appropriate in light of all of the circumstances of such Claim.

          (B) If it is determined by the court before which such Claim was brought or a court having competent jurisdiction that certain Indemnified Amounts incurred by the Indemnified Party are, for whatever reason, unreasonable in amount, the court shall authorize indemnification to be paid by the Company to the Indemnified Party for only such amounts as the court shall deem reasonable in light of all of the circumstances of such Claim.


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     6.   Representation of Company.  The Company represents and warrants to the
Director that neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions set forth herein or contemplated hereby will conflict with or result in any violation of, or constitute a breach of, or a default under, the Certificate of Incorporation or Bylaws of the Company, or under any contract, instrument, agreement, understanding, mortgage, indenture, lease, insurance policy, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company.

     7.   Insurance.

          (A) To the extent the Company maintains at any time an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any other Company director or officer under such insurance policy. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Company or of the other parties under any such insurance policy.

          (B) In the event of payment to an Indemnified Party under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery with respect to such payment of the Indemnified Party, who shall execute and deliver all instruments, documents, and other papers and shall perform any and all acts or deeds reasonably necessary or advisable to secure such rights.

     8. Notice to the Company by Director. The Director agrees to, and each other Indemnified Party shall, notify the Company promptly upon being served with or having knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which is reasonably likely to result in a claim of indemnification under this Agreement.

     9. Continuation of Rights and Obligations. The terms and provisions of this Agreement shall survive and continue as to the Director and the other Indemnified Parties notwithstanding whether the Director ceases to be a director of the Company or of an Affiliate.


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     10.  Amendment and Modification.  This Agreement may be amended, modified or supplemented only by the written agreement of the Director and the Company (subject to approval by the Board of Directors).

     11. Assignment. This Agreement shall not be assigned (including without limitation by operation of law or merger) by the Company or the Director without the prior written consent of the other party hereto, except that the Company may assign its rights and obligations under this Agreement to any Affiliate for whom the Director is serving as an executive thereof, provided, however, that no permitted assignment shall release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any successor to the Company by way of merger, consolidation and/or disposition of all or substantially all of the capital stock or assets of the Company.

     12. Governing Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance, shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

     13. Headings. The headings used in this Agreement are for convenience and reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. Severability. Without limiting the provisions of Paragraph 2F hereof, if any provision of this Agreement shall be deemed invalid, unenforceable or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are held to be invalid, unenforceable or inoperative or which contravene public policy by such court shall be deemed, without further action, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Company shall thereafter indemnify the Indemnified Party against reasonable expenses (including attorneys', accountants' and other experts' fees, disbursements and expenses), judgments, fines and amounts incurred in settlement with respect to any Action, no matter by whom brought, to the full extent permitted by any applicable provisions of this Agreement that shall not have been invalidated and to the full extent otherwise permitted by the Delaware General Corporation Law as it may then be in effect.

     15. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given



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when delivered by hand or two (2) business days after being mailed by a recognized international private courier (by way of example, FedEx and UPS) or by certified or registered mail, return receipt requested, with postage prepaid:

          15.1. If to the Director, to:

                    Tyler T. Zachem
                    Fenway Partners, Inc.
                    152 West 57th Street
                    New York, NY  10019

                    with a copy to:

                    Ropes & Gray
                    One International Place
                    Boston, MA  02110
                    Attention:  Lauren I. Norton


or to such other person or address as the Director shall furnish to the Company in writing.

          15.2. If to the Company, to:

                    Aurora Foods Inc.
                    456 Montgomery Street
                    Suite 2200
                    San Francisco, CA  94104
                    Attention:  Chief Executive Officer

or to such other person or address as the Company shall furnish to the Director in writing.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


DIRECTOR                           AURORA FOODS INC.


/s/  Tyler T. Zachem                 /s/  Ray Chung
---------------------------        -------------------------------
     TYLER T. ZACHEM               Name:  Ray Chung
                                   Title: Executive Vice President


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